                                                              Exhibit (d)(1)(ii)
                                 AMENDMENT NO. 1
                                     TO THE
                         INVESTMENT MANAGEMENT AGREEMENT

     AMENDMENT NO. 1 to the Investment Management Agreement ("Amendment No. 1"), dated as of July 31, 2003, between AXA Premier VIP Trust, a Delaware statutory trust (the "Trust") and the Equitable Life Assurance Society of the United States, a New York stock life insurance company ("Equitable" or "Manager").

     The Trust and Equitable agree to modify and amend the Investment Management Agreement dated as of November 30, 2001 ("Original Agreement") as follows:

     1. New Portfolios. The Trust hereby appoints Equitable as the investment manager of the AXA Premier VIP Aggressive Equity Portfolio and the AXA Premier VIP High Yield Portfolio ("New Portfolios") on the terms and conditions contained in the Agreement.

     2.   Duration of Agreement.

          (a) With respect to each Portfolio specified in Appendix A to the Original Agreement, the Agreement continued in effect until November 30, 2003 and thereafter pursuant to subsection (c) below.

          (b) With respect to each New Portfolio specified in Amendment No. 1, the Agreement will continue in effect until July 31, 2005 and may be continued thereafter pursuant to subsection (c) below.

          (c) With respect to each Portfolio, this Agreement shall continue in effect annually after the date specified in subsection (a),
               (b) or (c), as the case may be, only so long as such continuance is specifically approved at least annually either by the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust, provided that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not "interested persons" (as defined in the Investment Company Act of 1940) ("Independent Trustees") of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of such Portfolio votes to approve the Agreement or its continuance, notwithstanding that the agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other portfolio affected by the Agreement, or (b) all the portfolios of the Trust.

     3. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which Equitable is appointed as the investment manager, is hereby replaced in its entirety by Appendix A attached hereto.

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

AXA PREMIER VIP TRUST                     THE EQUITABLE LIFE ASSURANCE SOCIETY
                                          OF THE UNITED STATES


By:  /s/ Steven M. Joenk                  By:  /s/ Peter D. Noris
   -----------------------------------       -----------------------------------
         Steven M. Joenk                           Peter D. Noris
         President and                             Executive Vice President and
         Chief Executive Officer                   Chief Investment Officer

                                   APPENDIX A
                                   ----------

                                 AMENDMENT NO. 1
                                     TO THE
                         INVESTMENT MANAGEMENT AGREEMENT

Fund                                      Management Fee

AXA Premier VIP Large Cap Core Equity     0.90% of the Fund's average daily net
Portfolio                                 assets

AXA Premier VIP Large Cap Growth          0.90% of the Fund's average daily net
Portfolio                                 assets

AXA Premier VIP Large Cap Value           0.90% of the Fund's average daily net
Portfolio                                 assets

AXA Premier VIP Small/Mid Cap Growth      1.10% of the Fund's average daily net
Portfolio                                 assets

AXA Premier VIP Small/Mid Cap Value       1.10% of the Fund's average daily net
Portfolio                                 assets

AXA Premier VIP International Equity      1.05% of the Fund's average daily net
Portfolio                                 assets

AXA Premier VIP Technology Portfolio      1.20% of the Fund's average daily net
                                          assets

AXA Premier VIP Health Care Portfolio     1.20% of the Fund's average daily net
                                          assets

AXA Premier VIP Core Bond Portfolio       0.60% of the Fund's average daily net
                                          assets

With respect to the following portfolios, management fee is calculated as a percentage of daily net assets of each portfolio:

                                 First          Next          Next          Next
                              $1 Billion     $1 Billion    $3 Billion    $5 Billion    Thereafter
                             ------------   ------------   ----------   ------------   ----------
AXA Premier VIP Aggressive
Equity Portfolio                    0.650%         0.600%       0.575%         0.550%       0.525%

                                 First          Next          Next          Next
                             $750 Million   $750 Million   $1 Billion   $2.5 Billion   Thereafter
                             ------------   ------------   ----------   ------------   ----------
AXA Premier VIP High Yield
Portfolio                           0.600%         0.575%       0.550%         0.530%       0.520%